UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NFINITI INC.
(Exact name of Registrant as specified in its charter)

Nevada	99-0372611
(State of Incorporation)	(I.R.S. Employer Identification No.)

80 W. Liberty Street, Suite 880 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-180164

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-180164), as filed with the Securities and Exchange Commission (“SEC”) on May 21, 2012, as amended, which description is herein incorporated by reference.

Item 2. Exhibits

Number	Description
3.1.1	Articles of Incorporation, dated January 3, 2012 (1)
3.1.2	Certificate of Amendment, dated December 30, 2021 (2)

(1)	Incorporated by reference to Exhibit 3.1 in Registrant’s Registration Statement on Form S-1 (File No. 333-180164), filed with the SEC on March 16, 2012.
(2)	Incorporated by reference to Exhibit 3.1 in Current Report on Form 8-K (File No. 333-180164) April 7, 2022.

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SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NFINITI INC. (Registrant)

Date: July 15, 2025	By:	/s/ Brian Johnston
Name: Brian Johnston
Title: President and Chief Executive Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

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